SECURITIES AND EXCHANGE COMMISSION

                      Washington, D. C.  20549

                               FORM 8-K

                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934






Date of Report (Date of earliest event reported) October 29, 1997






                         OHIO EDISON COMPANY
      (Exact name of Registrant as specified in its charter)



           Ohio                      1-2578       34-0437786
(State or other jurisdiction of   (Commission   (I.R.S. Employer
     incorporation)               File Number)  Identification No.)

     76 South Main Street, Akron, Ohio          44308
  (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code: 330-384-5100


Item 1.   Changes in Control of Registrant

          On November 8, 1997, the merger of Ohio Edison Company (Company) and Centerior Energy Corporation (Centerior) became effective pursuant to the Merger Agreement, dated September 13, 1996, which was reported on Form 8-K filed by the Company on September 17, 1996. The Federal Energy Regulatory Commission
(FERC) issued an order on October 29, 1997, conditionally approving the transaction and the Company and Centerior notified the FERC of their acceptance of that order on October 30, 1997. The application of FirstEnergy Corp. (FirstEnergy) to the Securities and Exchange Commission (SEC) under the Public Utility Holding Company Act of 1935 to acquire the common stock of the Company, Pennsylvania Power Company and the Centerior utility subsidiaries was approved on November 5, 1997. Under the Merger Agreement, the Company and Centerior formed FirstEnergy, an Ohio holding company, which after a series of intermediate mergers will hold directly all of the issued and outstanding common shares of the Company and all of the issued and outstanding common shares of Centerior's direct subsidiaries, which include, among others, The Cleveland Electric Illuminating Company and The Toledo Edison Company. As a result of the merger, the former common shareholders of the Company and Centerior now own all of the outstanding shares of FirstEnergy Common Stock. FirstEnergy's common shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1935. FirstEnergy common stock began trading on The New York Stock Exchange on November 10, 1997, under the ticker symbol FE. All other classes of capital stock of the Company and its subsidiaries and of the subsidiaries of Centerior will be unaffected by the Merger and will remain outstanding.













                             SIGNATURE







          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                              OHIO EDISON COMPANY



                             /s/ Harvey L. Wagner
                            ------------------------
                                 Harvey L. Wagner
                                   Comptroller





Dated:  November 12, 1997